EXHIBIT 23.2


                  INDEPENDENT AUDITORS' REPORT ON CONSOLIDATED
                          FINANCIAL STATEMENT SCHEDULE


The Board of Directors and Stockholders
Diagnostic/Retrieval Systems, Inc.:

Under date of May 17, 1996, we reported on the consolidated balance sheets of Diagnostic/Retrieval Systems, Inc. and subsidiaries as of March 31, 1996 and 1995, and the related consolidated statements of earnings, stockholders' equity and cash flows for each of the years in the three-year period ended March 31, 1996, as contained in the 1996 Annual Report to stockholders. These consolidated financial statements and our report thereon are incorporated by reference in the Annual Report on Form 10-K for the fiscal year 1996. In connection with our audits of the aforementioned consolidated financial statements we also have audited the related consolidated financial statement schedule as listed in the accompanying index. The consolidated financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on the consolidated financial statement schedule based on our audits.

In our opinion, such consolidated financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.


                                                KPMG Peat Marwick LLP

Short Hills, New Jersey
May 17, 1996